Exhibit 99.1

Rodman &Renshaw®	News Release

Aceras BioMedical Portfolio Company Acquired by BioMarin

Rodman & Renshaw Capital Group Affiliate Sells Huxley Pharmaceuticals Inc.

New York, NY, October 27, 2009 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) announced today that its affiliate, Aceras BioMedical LLC (Aceras), has sold Huxley Pharmaceuticals Inc. (Huxley), a portfolio company, to BioMarin Pharmaceutical Inc. (NASDAQ: BMRN). Huxley was established by Aceras in August 2008 with a focus on developing therapeutic products for rare diseases of the nervous system.

Under the terms of the agreement, BioMarin paid Huxley stockholders $15.0 million. An additional $7.5 million is payable upon the achievement of regulatory milestones. Further, Huxley stockholders may also receive up to an additional $36 million in milestone payments if certain annual, cumulative sales and U.S. development milestones are met. Aceras owned 95% of Huxley’s stock at the time of the transaction.

“Huxley’s focus on rare diseases of the nervous system made BioMarin a natural fit for Huxley. With its expertise in ultra-orphan drug development, we believe patients will be well served by BioMarin’s acquisition of Huxley,” said Dan DiPietro, President of Huxley and Partner in Aceras.

“We believe that the sale of Huxley demonstrates the potential of the business strategy behind Rodman’s joint venture with Aceras, and we are pleased that Aceras has so rapidly executed on its business model of identifying innovative pharmaceutical assets, creating value through its internal and external development capabilities, and pursuing strategic exits and liquidity,” said Edward Rubin, CEO of Rodman & Renshaw.

About Aceras BioMedical LLC

Aceras BioMedical LLC is a joint venture established in May 2008 between Aceras Partners LLC and Rodman Principal Investments, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. Aceras’ investment strategy is to identify innovative medical technologies addressing unmet needs, fund and actively manage their development to value inflection points.

About Rodman & Renshaw

Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. Rodman has been ranked the #1 Placement Agent in terms of the aggregate number of PIPE and RD financing transactions completed every year since 2005 and 2009 year-to-date as ranked by Sagient Research Systems. For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance, including the potential milestone payments that may become payable to Aceras, as to which there is no assurance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 12, 2009, which is available at the Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contact Information

Rodman & Renshaw Investor Relations

Grayling

Mr. Erik Knettel

Phone: 1-646-284-9400 (ext. 415)

Email: Rodman@us.grayling.com